Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the inclusion in this Amendment No. 1 to the Form S-1 Registration Statement of Deep Green Waste & Recycling, Inc. (the “Company”) of my report dated March 17, 2020 relating to the consolidated financial statements of the Company for the years ended December 31, 2019 and 2018 included in this Amendment No. 1.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
June 8, 2020